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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Director's Stock Option Plan of First Data Corporation of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Denver, Colorado
July 31, 2001